As filed with the Securities and Exchange Commission on February 16, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ARCUTIS BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-2974255
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3027 Townsgate Road, Suite 300
Westlake Village, California 91361
(Address of Principal Executive Offices) (Zip Code)
2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full Title of the Plans)

Todd Franklin Watanabe
and Chief Executive Officer
Arcutis Biotherapeutics, Inc.
3027 Townsgate Road, Suite 300
Westlake Village, California 91361
(805) 418-5006
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Brian J. Cuneo
J. Ross McAloon
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Telephone: (650) 328-4600
Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check   one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share
--- 2020 Equity Incentive Plan	1,747,112 (3)	$35.11	$61,341,102.32	$6,692.31
--- 2020 Employee Stock Purchase Plan	436,778 (4)	$35.11	$15,335,275.58	$1,673.08
Total	2,183,890	–	$76,676,377.90	$8,365.39
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the 2020 Equity Incentive Plan (as amended, the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (as amended, the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Market on February 12, 2021, which date is within five business days prior to filing this Registration Statement.
(3)Represents additional shares of the Registrant’s common stock that became available for issuance on January 1, 2021 under the 2020 Plan, by operation of an automatic annual increase provision therein.
(4)Represents additional shares of the Registrant’s common stock that became available for issuance on January 1, 2021 under the 2020 ESPP, by operation of an automatic annual increase provision therein.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 2,183,890 shares of common stock, par value $0.0001 per share (the “common stock”), of Arcutis Biotherapeutics, Inc. (the “Registrant”), issuable under the following employee benefit plans for which registration statement of the Registrant on Form S-8 (File No. 333-236178) is effective: (i) the Arcutis Biotherapeutics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) which, as a result of the operation of an automatic annual increase provision therein, added 1,747,112 shares of common stock, and (ii) the Arcutis Biotherapeutics, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”) which, as a result of the operation of an automatic annual increase provision therein, added 436,778 shares of common stock.
Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 16, 2021;
b)the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 15, 2021, February 1, 2021, and February 5, 2021 (solely with respect to Items 8.01 and 9.01); and
c)the description of the Registrant’s securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934 contained in Exhibit 4.3 to the Registrant's Form 10-K for the year ended December 31, 2020, filed with the Commission on February 16, 2021, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on the date hereof or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

4.1	Restated Certificate of Incorporation	10-Q	3.1	5/12/20	001-39186

4.2	Restated Bylaws	10-Q	3.2	5/12/20	001-39186

4.3	Form of Common Stock Certificate.	S-1/A	4.1	1/21/20	333-235806

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included in the signature page to this Registration Statement).					X

99.1#	Arcutis Biotherapeutics, Inc. 2020 Equity Incentive Plan and form of award agreements thereunder.	S-1/A	10.3	1/21/20	333-235806

99.2#	Arcutis Biotherapeutics, Inc. 2020 Employee Stock Purchase Plan and form of award agreements thereunder.	S-1/A	10.4	1/21/20	333-235806

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village of California, on February 16, 2021.

ARCUTIS BIOTHERAPEUTICS, INC.

By:	/s/ Todd Franklin Watanabe
Name:	Todd Franklin Watanabe
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Todd Franklin Watanabe, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd Franklin Watanabe	President, Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2021
Todd Franklin Watanabe

/s/ John W. Smither	Chief Financial Officer (Principal Accounting and Financial Officer)	February 16, 2021
John W. Smither

/s/ Patrick J. Heron	Director, Chair	February 16, 2021
Patrick J. Heron

/s/ Bhaskar Chaudhuri	Director	February 16, 2021
Bhaskar Chaudhuri

/s/ Terrie Curran	Director	February 16, 2021
Terrie Curran

/s/ Halley E. Gilbert	Director	February 16, 2021
Halley E. Gilbert

/s/ Jonathan T. Silverstein	Director	February 16, 2021
Jonathan T. Silverstein

/s/ Ricky Sun, Ph.D.	Director	February 16, 2021
Ricky Sun, Ph.D.

/s/ Joseph Turner	Director	February 16, 2021
Joseph Turner

/s/ Howard G. Welgus, M.D.	Director	February 16, 2021
Howard G. Welgus, M.D.